                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                            BILL BARRETT CORPORATION

         FIRST. The name of the corporation is Bill Barrett Corporation.

         SECOND. The street address of the corporation's registered office is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, New Castle County. The name of its registered agent in the County of New Castle is Corporation Service Company.

         THIRD. (a) The purpose of the corporation is to engage in any lawful business or other activity for which a corporation may be organized under the Delaware General Corporation Law (the "Delaware Code").

                (b) In furtherance of the foregoing purposes, the corporation shall have and may exercise all of the rights, powers and privileges granted by the Delaware Code. In addition, it may do everything necessary, suitable and proper for the accomplishment of any of its corporate purposes.

         FOURTH. The total number of shares that the corporation shall have the authority to issue is 225,000,000, consisting of 150,000,000 shares of common stock, with each share having a par value of $.001, and 75,000,000 shares of preferred stock, with each share having a par value of $.001.

                (a) The Board Of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of preferred stock, for the issuance of one or more series of preferred stock, with such voting powers, if any, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board Of Directors, including, without limiting the generality of the foregoing, the following:

                                    (1) the designation of such series, the
                  number of shares to constitute such series and the stated value thereof if different from the par value thereof;

                                    (2) whether the shares of such series shall
                  have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

                                    (3) the dividends, if any, payable on such
                  series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preferences or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

                                    (4) whether the shares of such series shall
                  be subject to redemption by the corporation, and, if so, the times, prices and other terms and conditions of such redemption;

                                    (5) the amount or amounts payable upon
                  shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the corporation;

                                    (6) whether the shares of such series shall
                  be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                                    (7) whether the shares of such series shall
                  be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of this class or any other class or classes of capital stock and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange;

                                    (8) the limitations and restrictions, if
                  any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of, the common stock or shares of stock of any other class or any other series of this class; and

                                    (9) the conditions or restrictions, if any,
                  upon the creation of indebtedness of the corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class or classes.

                  The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of preferred stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

                           (b) Each holder of record of common stock of the corporation shall be entitled to one vote for each share of common stock held by that holder, except that in the election of directors each holder shall be entitled to vote all shares of common stock held by that holder for each nominee for director to be elected and for whose election the holder has a right to vote, without cumulating those votes. Cumulative voting shall not be permitted in the election of directors or otherwise.

                           (c) Unless otherwise ordered by a court of competent jurisdiction, at all meetings of stockholders a majority of the shares of a voting group entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum of that voting group.

                           (d) No holder of capital stock of the corporation shall have, solely by reason of holding such capital stock, any preemptive or similar right to acquire any additional unissued or treasury shares of stock or other securities of any class, or rights, warrants or options to purchase stock or scrip, or securities of any kind convertible into stock or carrying stock purchase warrants or privileges, except as may be provided by the Board of Directors of the corporation, including as described in certificates of designations or otherwise.

                  FIFTH.      The corporation shall have perpetual existence.

                  SIXTH.      The name and address of the incorporator is:

                              Francis B. Barron
                              1660 Lincoln Street, Suite 1900
                              Denver, CO 80264

                  SEVENTH. Elections of directors need not be by written ballot unless the bylaws of the corporation so provide.

                  EIGHTH. The Board Of Directors of the corporation is expressly authorized to adopt, amend or repeal the bylaws of the corporation.

                  NINTH. The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation of the powers conferred by law:

                  No contract or other transaction of the corporation with any other persons, firm or corporation in which this corporation is interested, shall be affected or invalidated by the fact that any one or more of the directors or officers of this corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction so long as the contract or other transaction is approved by the Board Of Directors in accordance with the Delaware Code. Each person who may become a director or officer of the corporation is hereby relieved from any liability that might otherwise arise by reason of his or her contracting with the corporation for the benefit of himself or herself or any firm or corporation in which he or she may be in any way interested.

                  TENTH. The corporation shall indemnify each officer and director, his or her heirs, executors and administrators, against expenses reasonably incurred or liability incurred by him or her in connection with any action, suit or proceeding to which he or she may be made a party by reason of his or her being or having been an officer or director of the corporation if the person acted in good faith and in a manner in which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. In the event of a settlement before or after action or suit, indemnification shall be provided only in connection with such matters covered by settlement as to which the corporation is advised by counsel that the person to be indemnified was not guilty of such fraud or misconduct. The foregoing right of indemnification shall not exclude other rights to which he or she may be entitled.

                  ELEVENTH. The personal liability of each director of the corporation shall be eliminated and limited to the full extent permitted by the laws of the State of Delaware, including without limitation as permitted by the provisions of Section 102(b)(7) of Title 8 of the Delaware Code and any successor provision, as amended from time to time. No amendment of this certificate of incorporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors under this provision with respect to any act or omission that occurred prior to that amendment or repeal.

                  TWELFTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  THIRTEENTH. Directors.

         (a) Number. The number of directors of the corporation shall be fixed and may be altered from time to time as provided in the bylaws of the corporation. If the number of directors is decreased by resolution of the Board Of Directors pursuant to the bylaws, in no case shall the decrease shorten the term of any incumbent director. The following seven directors constitute the initial Board Of Directors of the corporation: Fredrick J. Barrett, William J. Barrett, Arnold L. Chavkin, Henry Cornell, Jeffrey A. Harris, John F. Keller, and Philippe S. E. Schreiber.

         (b) Terms; Vacancies. A director shall hold office until the corporation's next annual meeting and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. Any newly created directorship resulting from an increase in the number of directors and any other vacancy on the Board Of Directors, however caused, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected by one or more directors to fill a newly created directorship or other vacancy shall hold office until the next succeeding annual meeting of stockholders and until his or her successor shall have been elected and qualified.

         (c) Nominations. Advance notice of nominations for the election of directors, other than nominations by the Board Of Directors or a committee thereof, shall be given to the corporation in the manner provided from time to time in the bylaws.

                  FOURTEENTH. The corporation hereby elects not to be subject to the provisions of Section 203 of the Delaware Code.

                  FIFTEENTH. Renouncement of Business Opportunities. The capitalized terms in this ARTICLE FIFTEENTH shall have the meanings ascribed to them below in subsection (c) of this ARTICLE FIFTEENTH.

         (a) The corporation hereby renounces any interest or expectancy in any business opportunity, transaction or other matter in which any member of the Series B Group (as defined below) participates or desires or seeks to participate in and that involves any aspect of the oil and natural gas business or industry (each, a "Business Opportunity") other than a Business Opportunity that (i) is presented to a Series B Nominee solely in such person's capacity as a director of the corporation and with respect to which no other member of the Series B Group (other than a Series B Nominee) independently receives notice or otherwise identifies such Business Opportunity or (ii) is identified by the Series B Group solely through the disclosure of information by or on behalf of the corporation (each Business Opportunity other than those referred to in clauses (i) or (ii) are referred to as a "Renounced Business Opportunity"). No Member of the Series B Group, including any Series B Nominee, shall have any obligation to communicate or offer any Renounced Business Opportunity to the corporation, and any member of the Series B Group may pursue a Renounced Business Opportunity.

         (b) Consent. Any Person purchasing or otherwise acquiring any interest in shares of the capital stock of the corporation shall be deemed to have consented to these provisions. For avoidance of doubt, such deemed consent shall not constitute the admission or agreement of such Person that such Person or a member of the Series B Group (x) shall have an obligation to communicate or offer to the corporation a Business Opportunity referred to in clause (i) or
(ii) of the first sentence of paragraph (a) of this ARTICLE FIFTEENTH or (y) may not pursue such Business Opportunity.

         (c) Interpretation. As used in this ARTICLE FIFTEENTH, the following definitions shall apply:

                           (i) "Affiliate" shall have the meaning set forth in
                  Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.


                           (ii) "Person" means an individual, partnership,
                  limited partnership, limited liability company, foreign limited liability company, trust, estate, corporation, custodian, trustee-executor, administrator, nominee or entity.

                           (iii) "Series B Group" means Warburg Pincus Private
                  Equity VIII, L.P., G.S. Capital Partners 2000, L.P., and JP Morgan Partners, any Affiliate of Warburg Pincus Private Equity VIII, L.P., GS Capital Partners 2000, L.P., or JP Morgan Partners (other than the corporation and its subsidiaries), any Series B Nominee, and any portfolio company in which Warburg Pincus Private Equity VIII, L.P., GS Capital Partners 2000, L.P., JP Morgan Partners or any of their Affiliates have an equity investment (other than the corporation).

                           (iv) "Series B Nominee" means any officer, director,
                  partner, employee or other agent of Warburg Pincus Private Equity VIII, L.P., G.S. Capital Partners 2000, L.P., or JP Morgan Partners or any Affiliate of Warburg Pincus Private Equity VIII, L.P., G.S. Capital Partners 2000, L.P., or JP Morgan Partners (other than the corporation or its subsidiaries) who serves as a Director of the corporation.

         (d) Amendment. Any proposed amendment to this ARTICLE FIFTEENTH shall require the approval of at least 80 percent of the then outstanding shares of Series B Convertible Preferred Stock, the terms of which are described in the corporation's Certificate of Designations filed with the Delaware Secretary of State on April 29, 2002, or, if no shares of Series B Convertible Preferred Stock are then outstanding, at least 80 percent of the then outstanding common stock of the corporation.

         Dated this 26th day of April, 2002.

                                                 /s/ Francis B. Barron
                                                 -------------------------------
                                                 Francis B. Barron
                                                 Incorporator

                                    * * * * *